[Letterhead of Cleary, Gottlieb, Steen & Hamilton]











Writer's Direct Dial:  (212) 225-2540

                                    November 24, 1997


ALBANK Financial Corporation
10 North Pearl Street
Albany, New York  12207

Ladies and Gentlemen:

           We have acted as counsel to ALBANK Financial
Corporation, a Delaware corporation (the "Company"), and Sponsor of ALBANK Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the Registration Statement on Form S-4 of the Company and the Trust (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and amended today, in respect of (i) the proposed issuance by the Trust of $50,000,000 aggregate liquidation amount of 9.27% Capital Securities, Series B (the "New Capital Securities") registered under the Securities Act in exchange for up to $50,000,000 aggregate liquidation amount of 9.27% Capital Securities, Series A (the "Old Capital Securities") and (ii) the proposed issuance by the Company to the Trust of $51,547,000 aggregate principal amount of the Company's 9.27% Junior Subordinated Deferrable Interest Debentures due 2027, Series B (the "New Junior Subordinated Debentures") registered under the Securities Act in exchange for up to $51,547,000 aggregate principal amount of the Company's 9.27% Junior Subordinated Deferrable Interest Debentures due 2027, Series A (the "Old Junior Subordinated Debentures"), all as more fully described in the Registration Statement and the Prospectus included as part of the Registration Statement.

           Our opinion is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America.

           Subject to the assumptions, qualifications and conditions set forth herein, it is our opinion that the discussion set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences" fairly and accurately summarizes the specific tax matters addressed therein, based upon current law and the assumptions stated or referred to therein.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the heading "Certain Federal Income Tax Consequences."

                               Very truly yours,

                               CLEARY, GOTTLIEB, STEEN & HAMILTON



                               By   /s/ Yaron Z. Reich
                                    -----------------------------
                                        Yaron Z. Reich, a Partner